                                                                   EXHIBIT 10.4


                                ESCROW AGREEMENT


     ESCROW AGREEMENT, made this ____ day of June, 1996, by and among Cole Taylor Financial Group, Inc., a Delaware corporation ("CTFG"), those certain persons listed on Schedule 7(b) of that certain Share Exchange Agreement dated June __, 1996 by and among CTFG and such persons (the "Taylor Family") and represented by the members of the Taylor Family shown on the signature page hereof and The Northern Trust Company (the "Escrow Agent").

     WHEREAS, CTFG and the Taylor Family have entered into a Share Exchange Agreement (the "Agreement") in respect of the sale by CTFG of all the issued and outstanding shares of capital stock and ownership interests in Cole Taylor Bank (the "Bank") to the Taylor Family; and

     WHEREAS, the Agreement requires that 750,000 shares of CTFG common stock (the "Escrow Amount") be deposited in escrow by the Taylor Family pending resolution of certain matters; and

     WHEREAS, the Taylor Family agreed to and is prepared to place the Escrow Amount in escrow with Escrow Agent; and

     WHEREAS, the Escrow Agent is prepared to accept the deposit of the Escrow Amount in escrow.

     NOW THEREFORE, the parties agree as follows:

1. Escrow Agent shall open an escrow account on the date hereof in the joint names of CTFG and the Taylor Family, entitled "CTFG/Taylor Agreement Escrow Account".

2. The Taylor Family shall deliver the Escrow Amount to Escrow Agent for deposit into the Escrow Account effective as of the date of the opening of said Escrow Account.

3. Escrow Agent shall hold the Escrow Amount in escrow until such time as it receives (i) a final order or judgment of a court of competent jurisdiction directing the disposition of the Escrow Amount or any part thereof, together with an opinion of counsel to CTFG or counsel to the Taylor Family to the effect that such order or judgment is final and not subject to appeal or (ii) joint written notice from CTFG and the persons whose names appear below as representatives of the Taylor Family in which event Escrow Agent shall distribute the Escrow Amount in accordance with the final order or judgment or the joint written notice, as the case may be. The Escrow Agent shall hold any interest, dividends, distributions or other earnings on the Escrow Amount for the sole benefit of the Taylor Family and shall pay such amounts as instructed in writing from time to time by the Taylor Family.

4. Any cash funds deposited in the Escrow Account shall be invested by Escrow Agent in CTFG securities, government securities or certificates of deposit as instructed by the Taylor Family. CTFG Stock deposited in the Escrow Account shall be held for investment and shall not be sold or transferred except pursuant to the requirements of this Escrow Agreement.

5. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement. No implied duties or discretionary powers may be imputed to it by the terms of this Agreement, or otherwise. The Escrow Agent shall not be subject to, nor obliged to recognize, any other instrument governing the rights or duties of the other parties to this Agreement, even though reference thereto may be made in this Agreement.

6. The Escrow Agent may disregard any and all notices or instructions received from any source, except only (i) such notices or instructions as are specifically provided for in this Agreement and (ii) orders or process of any court of competent jurisdiction. If from time to time any property held pursuant to this Agreement becomes subject to any order, judgment, decree, injunction or other judicial process of any court of competent jurisdiction ("Order"), the Escrow Agent may comply with any such Order without liability to any person, even though such Order may thereafter be annulled, reversed, modified or vacated.

7. Whenever the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this Agreement or the rights of any of the parties hereto or any property held hereunder, the Escrow Agent may without liability refrain from any action until the conflict has been resolved or, alternatively, may tender into the registry or custody of any court which the Escrow Agent determines to have jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, less a reasonable allowance for its outside legal fees and other reasonable out-of-pocket expenses, and thereupon be discharged from all further duties and liabilities under this Agreement. Any inaction or filing of proceedings pursuant to this section shall not deprive the Escrow Agent of its compensation during such inaction or prior to such filing.

8. Unless otherwise specifically indicated herein the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. The Escrow Agent shall have no duty (1) to collect from any party any money, securities or documents required to be deposited with it, (2) to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, or (3) to take any legal action to enforce payment of any check, note or security deposited with it.

9. Except as may be specifically provided herein concerning investments of cash, the Escrow Agent shall have no liability to pay interest on any money held pursuant to this Agreement. The Escrow Agent may use its own bond department in purchasing or selling securities. The Escrow Agent shall not be liable for any depreciation or change in the value of such documents or securities or any property evidenced thereby or for any losses incurred in liquidating securities or other property to satisfy a distribution request.
All distributions provided for hereunder shall be made by the Escrow Agent from the Escrow Amount or any interest, dividends, distributions or other earnings thereon, subject to any unpaid fees and unreimbursed out-of-pocket expenses of the Escrow Agent permitted by this Agreement which are then outstanding, in the order that proper requests therefor are received by the Escrow Agent. In no event shall the Escrow Agent be required to seek contributions from any source or to advance its own funds in order to satisfy a distribution request.

10. The Escrow Agent shall not be responsible for any recitals of fact in this Agreement, or for the sufficiency, form, execution, validity or genuineness of any documents or securities deposited under this Agreement or for any signature, endorsement or any lack of endorsement thereon, or for the accuracy of any description therein, or for the identity, authority or rights of the persons executing or delivering the same or this Agreement.

11. The Escrow Agent shall be fully protected in relying without investigation upon any written notice, demand, certificate or document which it in good faith believes to be genuine, as to the truth and accuracy of the statements made therein, the identity and authority of the persons executing the same and the validity of any signature thereon. Although the Escrow Agent may demand specific authorizations (including corporate resolutions, incumbency certificates and the like) or identification from a party or its representative prior to taking any action hereunder, no such demand shall constitute a waiver or deprive the Escrow Agent of the protections afforded by this paragraph.

12. The Escrow Agent shall not be personally liable for any act taken or omitted by it under this Agreement in good faith and in the exercise of its own best judgment. In no event shall the

Escrow Agent be liable to any person for special, indirect or consequential damages of any kind, even if it is advised of the possibility thereof. The parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any and all claims that may be asserted against the Escrow Agent by any third parties and any and all liability, loss, cost or expense (including outside attorneys' fees in a reasonable amount) that may be incurred by the Escrow Agent as a result of any such claim or otherwise as a result of acting as Escrow Agent hereunder unless due to bad faith, gross negligence or wilful misconduct. The obligations of the parties under this paragraph shall survive termination of this Agreement and distribution of the Deposit.

13. The Escrow Agent may engage nationally recognized legal counsel to advise it concerning any of its duties in connection with this Agreement, or in case it becomes involved in litigation on account of being Escrow Agent under this Agreement, and reliance on the advice of such counsel shall fully protect the Escrow Agent except for any action taken by Escrow Agent in bad faith or do to its gross negligence or willful misconduct.

14. The Escrow Agent shall be entitled to a fee of $3,000, payable in advance for each 12-month period or any part thereof, without proration plus reimbursement for its reasonable expenses, including outside attorneys' fees in a reasonable amount. The fees and expenses of the Escrow Agent shall be paid by CTFG.

15. Any notices or communication required or permitted hereunder shall be sufficiently given if in writing and (a) delivered in person, (b) mailed by certified or registered mail, postage prepaid or (c) transmitted by facsimile, as follows:

                       If to Escrow Agent, addressed to:

                           The Northern Trust Company
                           50 South LaSalle Street
                           Chicago, IL  60675
                           Attn: Frank D. Szymanek
                           Facsimile: (312) 557-2704

                       If to CTFG, addressed to:

                           Cole Taylor Financial Group, Inc.
                           350 East Dundee Road
                           Wheeling, IL  60090
                           Attn: James I. Kaplan
                           Facsimile:  (847) 808-9145

                           With a copy addressed to:

                            Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, IL  60603
                            Attn: Scott J. Davis
                            Facsimile: (312) 701-7711

                     If to the Taylor Family, addressed to:

                            Mr. Jeffrey Taylor
                            62 Lakewood
                            Highland Park, IL  60035
                            Fax: (847)___-____

                            With a copy addressed to:

                            McDermott, Will & Emery
                            227 West Monroe Street
                            Chicago, IL  60606
                            Attn:  Mark L. Yeager
                            Fax:  (312) 984-2099

     Whenever under this Agreement the time for giving a notice or performing an act falls upon a Saturday, Sunday, or holiday, such time shall be extended to the next business day.

16. Any Escrow Agent may resign by written notice to the other parties to this Agreement. Any such resignation shall be effective upon delivery of the property then held in escrow to the successor Escrow Agent, whereupon the resigning Escrow Agent shall be discharged of any further duties under this Agreement. If an Escrow Agent resigns, the other parties shall appoint a successor Escrow Agent; provided that if no successor is appointed within 30 days after resignation, the resigning Escrow Agent may appoint as successor any corporation with trust powers in the United States or may tender the Deposit into court as provided in paragraph 4.3 hereof.

17. The Escrow Agent shall not be responsible for any delays or failure to perform caused by circumstances reasonably beyond its control, including but not limited to breaches by other parties of their obligations hereunder, delays by messengers or other independent contractors, mechanical or computer failures, malfunctioning or breakdowns in public utilities, securities exchanges, Federal Reserve Banks, or securities depositories; interference by governmental units; strikes, lockouts, or civil disobedience; fires or other casualties, acts of God or other similar occurrences.

18. The rights and duties of CTFG and the Taylor Family to each other shall be governed by the laws of the state of Delaware. The rights and duties of the Escrow Agent shall be determined in accordance with the laws of the State of Illinois without reference to its conflict of law principles. This Agreement shall be deemed to be a contract made and to be performed in the State of Illinois.

19. This Agreement may be amended from time to time by written instrument executed by all the parties other than the Escrow Agent; provided that duties and liabilities of the Escrow Agent may not thereby be changed without its prior written consent.

20. This Agreement shall benefit, and be binding upon, only the parties hereto and their respective heirs, estates, successors and assigns (each a "Party"). Nothing in this Agreement shall be construed to give any right against the Escrow Agent to any person who is not a Party. The Escrow Agent shall have no duty, express or implied, to any non-Party and no such person shall be deemed a "third party beneficiary" of this Agreement.

21. The Escrow Agent shall furnish CTFG and the Taylor Family upon the request of either CTFG or the Taylor Family with a report showing receipts and disbursements during the period and a priced list of (publicly traded) assets. Valuations appearing on such reports or otherwise utilized hereunder may be obtained from third parties generally recognized as sources of pricing information, but the Escrow Agent shall not be liable for the accuracy of valuations furnished by recognized pricing sources.

22. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and may not be amended or modified in any manner except by an instrument signed by all parties hereto.

                                   *   *   *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         COLE TAYLOR FINANCIAL GROUP, INC.



                                         By:
                                            ---------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


                                         "TAYLOR FAMILY" REPRESENTATIVES



                                         -------------------------------------
                                         Sidney Taylor



                                         -------------------------------------
                                         Jeffrey Taylor



                                         -------------------------------------
                                         Bruce Taylor



                                         -------------------------------------
                                         Iris Taylor

THE NORTHERN TRUST COMPANY



By:
    -------------------------
Name:
     ------------------------
Title:
      -----------------------